SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 14, 2013

Date of Report (Date of Earliest Event Reported)

Dale Jarrett Racing Adventure, Inc.

 (Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 3rd Street NW, Suite 302
Hickory, NC	28601
(Address of principal executive offices)	(Zip Code)

(888) 467-2231

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On May 14, 2013, the registrant sold 2,500,000 common shares through a private placement at $0.04 per share to Robert Brooks (a more than 5% shareholder) for a total of $100,000.  These shares are exempt under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dale Jarrett Racing Adventure, Inc.

By:      /s/ Timothy Shannon

Timothy Shannon

Chief Executive Officer

Principal Financial Officer

Dated:  May 20, 2013